UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 26, 2008
FAIR ISAAC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

901 Marquette Avenue, Suite 3200
Minneapolis, Minnesota		55402-3232

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 612-758-5200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On November 26, 2008, Fair Isaac Corporation announced that Charles M. Osborne, Executive Vice President and Chief Financial Officer, will retire from the Company, effective July 31, 2009. See the Company’s press release dated November 26, 2008, which is filed as Exhibit 99.1 hereto and incorporated by reference into this Item 5.02. In connection with his retirement, Mr. Osborne has entered into a Transition Agreement with the Company pursuant to which he will remain an employee of the Company through July 31, 2009 at his current base salary and will act as a consultant to the Company from August 1, 2009 through January 31, 2010 for a monthly consulting fee equal to his current monthly base salary. Mr. Osborne’s Management Agreement with the Company is not affected by the Transition Agreement.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibits	Description
99.1	Press Release dated November 26, 2008

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION
By	/s/ Mark R. Scadina
Mark R. Scadina
Senior Vice President, General Counsel and Secretary

Date: November 26, 2008

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing

99.1	Press Release dated November 26, 2008	Filed Electronically